EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-8 of our reports dated February 18, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1993.


DELOITTE & TOUCHE LLP


Portland, Oregon
December 22, 1994